UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest events reported)	November 12, 2004
(November 12, 2004)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

333-32170	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[   ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item  1.01                     Entry Into a Material Definitive Agreement

On November 12, 2004, PNM Resources, Inc. ("the Company") executed a definitive agreement for the purchase of a one-third interest in Duke Energy Luna, LLC ("Luna"), the owner of a partially constructed, natural gas-fired power plant in southern New Mexico and associated wellsite properties and water rights.

Parties to the Agreement

The Company purchased a one-third interest in Luna from Duke Energy North America, LLC ("Seller"), a subsidiary of Duke Energy, and the sole member and 100% owner of Luna.  The other purchasers in the agreement are Tucson Electric Power Co., a subsidiary of UniSource Energy Corporation, and Phelps Dodge Energy Services, LLC, a subsidiary of Phelps Dodge Corporation, collectively ("Purchasers") and separately ("Purchaser").  Each Purchaser owns an equal one-third interest in Luna, which owns 100% of the partially constructed plant near Deming, New Mexico.

Summary of Agreement Terms

The purchase price for all of the interests in Luna was $40 million in cash, one-third from each Purchaser.  The closing date of the agreement was November 12, 2004, with the closing of the sale becoming effective immediately upon execution of the agreement.

At closing, the Seller delivered assignments of one-third of the membership interest and all rights of the Seller in Luna to each Purchaser.  The Seller also delivered documents canceling and releasing all evidences of the Industrial Revenue Bond ("IRB") financing arrangements previously in place with the City of Deming ("City"), cancellation of the lease between Luna and the City that was a part of the IRB arrangement, and a warranty deed to the plant site property from the City.

Item  8.01                     Other Events

On November 12, 2004, the Company filed a press release announcing the acquisition of an interest in a natural gas-fired power plant.  The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements made in this filing and documents the Company files with the SEC that relate to future events or the Company's expectations, projections, estimates, intentions, goals, targets and strategies, both with respect to PNM Resources and with respect to the proposed acquisition of TNP Enterprises, are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and are subject to risks and uncertainties. The company assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, PNM Resources cautions you not to place undue reliance on these forward-looking statements. Future financial and operating results and cash flow will be affected by a number of factors, including:

  risks and uncertainties relating to the receipt of regulatory approvals for the proposed acquisition of TNP,

  the risks that the businesses will not be integrated successfully,

  the risk that the benefits of the TNP transaction will not be fully realized or will take longer to realize than expected,

  disruption from the TNP transaction making it more difficult to maintain relationships with customers, employees, suppliers or other third parties,

  conditions in the financial markets relevant to the proposed TNP acquisition,

  interest rates,

  weather,

  water supply,

  fuel costs,

  risk management and commodity risk transactions,

  seasonality and other changes in supply and demand in the market for electric power,

  wholesale power prices,

  market liquidity,

  the competitive environment in the electric and natural gas industries,

  the performance of generating units and transmission systems,

  state and federal regulatory and legislative decisions and actions,

  the cost and outcome of legal proceedings,

  changes in applicable accounting principles, and

  the performance of state, regional and national economies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: November 12, 2004	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)

EXHIBIT INDEX

Exhibit Number Description

99.1          Press Release dated November 12, 2004.

(Intentionally left blank)

Exhibit 99.1

PNM EXPANDS WHOLESALE GENERATION FLEET

(ALBUQUERQUE, N.M.) - PNM Resources (NYSE: PNM) announced today it has bought a one-third interest in a partially constructed, natural gas-fired power plant in southern New Mexico.  The company expects the 570 megawatt (MW) plant to be operational by summer 2006.

It is anticipated that ultimate ownership of PNM Resources' asset will reside at its utility subsidiary Public Service Company of New Mexico (PNM) and add to its wholesale power supply.  Tucson Electric Power Co., a subsidiary of UniSource Energy Corp. (NYSE: UNS), and Phelps Dodge Energy Services, LLC, a subsidiary of Phelps Dodge Corp. (NYSE: PD), each have a one-third interest in the plant as well.  The companies purchased the entity that owns the combined-cycle plant, located in Deming, N.M., from Duke Energy (NYSE: DUK).

"Luna Energy Facility is a perfect fit with PNM's long-term wholesale growth strategy - and evidence of our continued commitment to enhance shareholder value by economically expanding our generation resources in the Southwest," said PNM Chairman, President and CEO Jeff Sterba. "This acquisition allows us to continue to grow our long-term contract business, and we will focus on executing long-term sales out of the unit."

PNM's stake in the plant gives the company an additional 190 MW of power to serve growing electric demand throughout the Southwest.  The unit has access to interstate gas transmission lines and the ability to deliver electricity to major market hubs in the Southwest - Four Corners, Palo Verde, and Mead.  Sterba said he expects the plant's first year of operation to be about three percent accretive to the company's earnings and cash flow.

With its portion of the Deming plant, PNM will have added about 600 MW to its generation portfolio since 2002, growing its portfolio about 10 percent a year.  In recent years, PNM has signed long-term contracts to supply power to a U.S. Naval Base in San Diego and, in Arizona, the City of Mesa, Pinal County, and Salt River Project.

The companies paid a combined $40 million to acquire their interests in the plant, which is fully permitted, and will invest about $110 million combined to complete construction.  Once fully constructed, the plant will have a cost basis of about $260 per kilowatt, one of the lowest costs in the region for a combined-cycle gas plant.  PNM will oversee construction and operate the plant.

Duke Energy suspended construction on the plant in September 2002, when the plant was nearly half complete. The engineering work is 95 percent complete; major equipment is on site and well maintained.

"Initially, PNM Resources will pay cash for its portion of plant acquisition and construction costs, with the intention of issuing approximately $100 million of mandatory convertible securities at or near the close of the previously announced TNP Enterprises acquisition," said PNM's Senior Vice President and Chief Financial Officer John R. Loyack.

The funds will be used for plant acquisition and further growth opportunities.  PNM Resources has consulted with both Moody's and Standard & Poor's regarding the issuance of the securities.  Based on those conversations, the company believes it will retain current Baa2 and BBB ratings.

Management of PNM will be discussing the transaction at the upcoming Bank of America Securities 2004 Energy Conference in Las Vegas on Nov. 15 at 1:50 p.m. MST.  A simultaneous webcast will be available at PNM.com.  In addition, management will be available for company visitations during the American Gas Association's Mini-Forum for the Financial Analyst Community, on Nov. 18 from 8:30 a.m. to 11:30 a.m. EST, at the Grand Hyatt in New York City.

PNM Resources is an energy holding company based in Albuquerque, New Mexico.  PNM, the principal subsidiary of PNM Resources, serves about 460,000 natural gas customers and 405,000 electric customers in New Mexico. The company also sells power on the wholesale market in the Western U.S.  PNM Resources stock is traded primarily on the NYSE under the symbol PNM.  For more information about our company, see our Web site at www.PNM.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements made in this release and documents the Company files with the SEC that relate to future events or the Company's expectations, projections, estimates, intentions, goals, targets and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, PNM Resources cautions you not to place undue reliance on these statements. Many factors could cause actual results to differ, and will affect the Company's future financial condition, cash flow and operating results. These factors include risks and uncertainties relating to the receipt of regulatory approvals of the proposed acquisition of TNP Enterprises, the risks that the businesses will not be integrated successfully, the risk that the benefits of the acquisition will not be fully realized or will take longer to realize than expected, disruption from the proposed acquisition making it more difficult to maintain relationships with customers, employees, suppliers or other third parties, conditions in the financial markets relevant to the proposed acquisition, interest rates, weather, water supply, fuel costs, availability of fuel supplies, risk management and commodity risk transactions, seasonality and other changes in supply and demand in the market for electric power, wholesale power prices, market liquidity, the competitive environment in the electric and natural gas industries, the performance of generating units and transmission system, the ability of the Company to secure long-term power sales, the risks associated with completion of the construction of Luna Energy Facility, including construction delays and unanticipated cost overruns, state and federal regulatory and legislative decisions and actions, the outcome of legal proceedings, changes in applicable accounting principles and the performance of state, regional and national economies. For a detailed discussion of the important factors that affect PNM Resources and that could cause actual results to differ from those expressed or implied by the Company's forward-looking statements, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the Company's current and future Current Reports on Form 8-K, filed with the SEC.  The securities proposed to be issued in connection with Luna Energy Facility have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws and may not be reoffered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.  This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.